Exhibit 99.1

                              [Logo of Medialink]

                                                           FOR IMMEDIATE RELEASE
                                                              September 12, 2005


For more information:
Mary C. Buhay
Senior Vice President, Corporate Communications
Medialink Worldwide Incorporated
Tel: (212) 682 8300
mbuhay@medialink.com
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                MEDIALINK APPOINTS THOMAS CHIEF OPERATING OFFICER

NEW YORK, September 12, 2005 - Medialink Worldwide Incorporated (Nasdaq: MDLK), a leading global media communications firm, today announced that it has named new media veteran Larry Thomas as Chief Operating Officer of its worldwide broadcast division that encompasses television, radio and Internet operations.

"We are very pleased to welcome Larry to our organization, as he will play a key role in propelling Medialink's broadcast operations to new levels of excellence," stated Laurence Moskowitz, chairman, president and chief executive officer of Medialink. "We will draw upon Larry's expertise in management and strategy development to further enhance the performance of Medialink's primary business, which provides professional communicators with video, audio and online solutions to reach target audiences around the world. Larry has clearly demonstrated his ability to plan, implement and execute strategic objectives. With his proven record for meeting corporate goals and motivating teams, Larry will be a vital asset in further accelerating growth for Medialink."

Thomas, 44, brings to Medialink more than a decade of experience in media services management, revenue generation and product development. Thomas was most recently President of MultiVu, a provider of broadcast and multimedia production and global distribution services that he helped found in 2002 as a division of a national newswire company. During his earlier career, Thomas also held successively senior management positions overseeing critical business ventures, including the launch of a digital distribution platform for multimedia news content, while playing key roles directing sales growth.

"I am extremely excited by this opportunity to join Medialink at a time when the evolving media landscape is driving an unprecedented expansion in the Company's service offerings to corporate communicators and marketers," said Thomas. "Medialink's global reputation as the leader in broadcast public relations is unsurpassed, and I look forward to working with its accomplished team of employees around the world to raise the bar of achievement even higher."

"Media professionals are writing a new chapter in modern communications, when news and information are consumed in astounding quantities and in a broadening array of platforms," commented Moskowitz. "These are exhilarating times for Medialink, as we continue to innovate the way today's generation of public relations, corporate communications and marketing executives convey their news to the world. We hope to identify more talented professionals like Larry who can convert those ideas into reality for our clients."


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                                                                    Exhibit 99.1


Medialink Appoints Thomas Chief Operating Officer                    Page 2 of 2


More than 160 professionals in Medialink's offices in the United States and United Kingdom bring together their diverse backgrounds in marketing and public relations, journalism, and digital content management and research to help the Company's 3,000 clients achieve communications success. Since its inception in 1986, a customer-focused approach has driven the development of Medialink's staff, which includes experienced employees from organizations such as AOL Time Warner, ABC, CBS, NBC, The BBC, Dow Jones, United Press International, and CNBC.

About Medialink:

Medialink (www.medialink.com) is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiary, Teletrax(TM), Medialink also provides global television tracking and media asset management services to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. Medialink is publicly traded on Nasdaq (stock symbol: MDLK).

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With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company's registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.